UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2016

CHEMOCENTRYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 17, 2016, upon the recommendation of the Nominating and Corporate Governance Committee, and pursuant to the bylaws of ChemoCentryx, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company appointed Henry K. McKinnell, Jr., Ph.D., age 73, to fill a vacancy on the Board. Dr. McKinnell was appointed as a Class I director, with an initial term expiring at the 2018 annual meeting of stockholders of the Company.

Until his retirement in 2006, Dr. McKinnell was Chairman and Chief Executive Officer of Pfizer Inc., from 2001. After joining Pfizer in 1971 in Tokyo, Dr. McKinnell held positions of increasing responsibility around the world including president Asia, vice president strategic planning, chief financial officer and president and chief operating officer. Dr. McKinnell serves as Chairman of Moody’s corporation. He also serves as a director of View Ray, Inc. and the Chairman Emeritus of the Connecticut Science Center. He has served as a director of more than 12 public companies over twenty years. Dr. McKinnell earned his bachelor’s degree in business from the University of British Columbia and his M.B.A. and Ph.D. degrees from Stanford University Graduate School of Business.

Dr. McKinnell will participate in the Company’s non-employee director compensation program and will receive an annual retainer of $42,500 for his service on the Board. Dr. McKinnell was also granted a restricted stock unit award of 30,120 shares of common stock of the Company which will vest in three equal installments over the three-year period following the date of grant, subject to Dr. McKinnell’s continuing service on our Board of Directors on those dates. In addition, on the date of each annual meeting of stockholders of the Company, Dr. McKinnell will be eligible to receive a restricted stock unit award having a fair market value of $90,000, vesting in full on the one-year anniversary of the grant. The non-employee director compensation program is described in further detail in the Company’s Definitive Proxy Statement for its 2016 annual meeting of stockholders filed with the Securities and Exchange Commission on April 11, 2016. Dr. McKinnell will enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1, initially filed with the SEC on October 14, 2011.

There are no arrangements or understandings between Dr. McKinnell and any other persons pursuant to which he was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Dr. McKinnell and the Company. The Board has determined that Dr. McKinnell meets the applicable independence requirements of The NASDAQ Stock Market LLC.

Item 7.01 Regulation FD Disclosure.

On October 20, 2016, the Company issued a press release announcing Dr. McKinnell’s appointment. A copy of the press release is being furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including the exhibit referenced herein, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press release issued by ChemoCentryx, Inc., dated October 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: October 20, 2016

	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Senior Vice President, Finance, Chief Financial Officer and Secretary